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                                                                    EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                AUGUST 31, 1999

                                     AMONG

                     INTEGRATED ELECTRICAL SERVICES, INC.,

                      BRITT RICE ACQUISITION CORPORATION,

                           BRITT RICE ELECTRIC, INC.,

                               BRITT RICE COMPANY

                                      AND

                                   BRITT RICE



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                               TABLE OF CONTENTS

         Section 1.1.   The Transaction........................................1
         Section 1.2.   Conversion of Shares and Asset Purchase................2
         Section 1.3.   Surrender and Payment..................................2
         Section 1.4.   Withholding Rights.....................................2
         Section 1.5.   Lost Certificates......................................2
         Section 1.6.   Other Documents to be Delivered Immediately
                          Prior to the Effective Time..........................3
         Section 1.7.   Conditions to the Obligations of the Company
                          Stockholder..........................................4
         Section 1.8.   Conditions to the Obligations of IES...................4
         Section 1.9.   Termination............................................4


ARTICLE II  --  THE SURVIVING CORPORATION......................................5
         Section 2.1.   Certificate of Incorporation...........................5
         Section 2.2.   Bylaws.................................................5
         Section 2.3.   Directors and Officers.................................5


ARTICLE III  --  REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY STOCKHOLDER....................................5
         Section 3.1.   Organization and Qualification.........................5
         Section 3.2.   Capitalization; Ownership..............................6
         Section 3.3.   Authorization..........................................7
         Section 3.4.   Consents and Approvals; No Violation...................7
         Section 3.5.   Affiliate Relationships................................7
         Section 3.6.   Financial Statements...................................8
         Section 3.7.   Undisclosed Liabilities................................8
         Section 3.8.   Accounts and Notes Receivables.........................8
         Section 3.9.   Assets.................................................8
         Section 3.10.  Material Contracts, Commitments and Customers..........9
         Section 3.11.  Operating Authority...................................10
         Section 3.12.  Bank Account Information..............................10
         Section 3.13.  Conduct of Business Since Company Unaudited
                          Balance Sheet Date..................................10
         Section 3.14.  Litigation; Orders....................................11
         Section 3.15.  Labor Matters.........................................11
         Section 3.16.  Compliance with Laws..................................11
         Section 3.17.  Insurance.............................................11
         Section 3.18.  Environmental Matters.................................11
         Section 3.19.  Taxes.................................................12
         Section 3.20.  Employee Benefit Plans................................14
         Section 3.21.  Brokerage Fees and Commissions........................15
         Section 3.22.  Tax Treatment.........................................16
         Section 3.23.  Section 368(a)(2)(D) Representations..................16

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ARTICLE IV  --  REPRESENTATIONS AND WARRANTIES................................18
         Section 4.1.   Organization and Qualification........................18
         Section 4.2.   Capitalization........................................18
         Section 4.3.   Authorization.........................................18
         Section 4.4.   Consents and Approval; No Violation...................18
         Section 4.5.   SEC Filings...........................................19
         Section 4.6.   Tax Treatment.........................................19


ARTICLE V  --  ADDITIONAL COVENANTS AND AGREEMENTS............................19
         Section 5.1.   Reasonable Best Efforts...............................19
         Section 5.2.   Certain Filings.......................................20
         Section 5.3.   Public Announcements..................................20
         Section 5.4.   Further Assurances....................................20
         Section 5.5.   Notices of Certain Events.............................20
         Section 5.6.   Release from Guarantees...............................20
         Section 5.7.   Future Cooperation....................................21
         Section 5.8.   Expenses..............................................21
         Section 5.9.   Repayment of Related Party Indebtedness...............21
         Section 5.10.  FIRPTA Certificate....................................21
         Section 5.11.  Preparation and Filing of Tax Returns.................21
         Section 5.12.  Antitrust Law Compliance..............................22
         Section 5.13.  Tax-Free Organization.................................22
         Section 5.14.  Conduct of Business Pending Closing...................22
         Section 5.15.  Notification of Certain Matters.......................24
         Section 5.16.  Purchase Price Allocation.............................24


ARTICLE VI  --  INDEMNIFICATION...............................................25
         Section 6.1.   Indemnification by the Company Stockholder............25
         Section 6.2.   Indemnification Related to Tax Liabilities............26
         Section 6.3.   Indemnification by IES................................26
         Section 6.4.   Indemnification Proceedings...........................26
         Section 6.5.   Exclusivity of Indemnification........................27
         Section 6.6.   Indemnification if Negligence of Indemnitee...........27
         Section 6.7.   No Third-Party Beneficiaries..........................27


ARTICLE VII  --  NONCOMPETITION COVENANTS.....................................27
         Section 7.1.   Prohibited Activities.................................27
         Section 7.2.   Equitable Relief......................................28
         Section 7.3.   Reasonable Restraint..................................28
         Section 7.4.   Severability; Reformation.............................28
         Section 7.5.   Material and Independent Covenants....................29
         Section 7.6.   Materiality...........................................29

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ARTICLE VIII  -- APPLICABLE SECURITIES LAWS/TRANSFER RESTRICTIONS.............29
         Section 8.1.   Company Stockholder's Representations and
                          Warranties Concerning Securities....................29
         Section 8.2.   Transfer Restrictions.................................29


ARTICLE IX  --  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.....................30
         Section 9.1.   General...............................................30
         Section 9.2.   Equitable Relief......................................30
         Section 9.3.   Non-Public Information................................31
         Section 9.4.   Survival..............................................31


ARTICLE X  --  MISCELLANEOUS..................................................31
         Section 10.1.   Governing Law........................................31
         Section 10.2.   Entire Agreement.....................................31
         Section 10.3.   Expenses and Fees....................................31
         Section 10.4.   Notices..............................................31
         Section 10.5.   Successors and Assigns...............................32
         Section 10.6.   Survival of Representations and Warranties...........32
         Section 10.7.   Headings; Definitions................................32
         Section 10.8.   Amendments and Waivers...............................32
         Section 10.9.   Construction of Certain Provisions...................32
         Section 10.10.  Severability.........................................33
         Section 10.11.  Jurisdiction.........................................33
         Section 10.12.  Intentionally Omitted................................33
         Section 10.13.  Specific Performance.................................33
         Section 10.14.  Counterparts; Effectiveness..........................33
         Section 10.15.  Mutual Indemnification Against Claims of Brokers.....34
         Section 10.16.  Definitions and Usage................................34


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                             EXHIBITS AND SCHEDULES


         Exhibit A           Form of Employment Agreement
         Exhibit B           Form of Opinion of Counsel to Company Stockholder
         Exhibit C           Form of Certificate of Secretary of the Company
         Exhibit D           Form of Company Stockholder Release
         Exhibit E           Form of Company Director Resignation
         Exhibit F           Form of Company Affiliate Letter
         Exhibit G           Form of Company Stockholder Receipt
         Exhibit H           Form of Cross-Receipt
         Exhibit I           Form of Opinion of John F. Wombwell

         Schedule 2.3        Officers of Surviving Corporation
         Schedule 3.1 Organization and Qualification of Company and Subsidiaries
         Schedule 3.2(a)     Ownership of Company Shares and Delivery
                             Instructions
         Schedule 3.2(b) Subsidiary Corporate History, Subsidiary Stock, Other Securities and Non-Corporate Entity Participation
         Schedule 3.4        Company Consents and Approvals; No Violation
         Schedule 3.5        Affiliate Relationships
         Schedule 3.6        Company Financial Statements
         Schedule 3.7        Company Undisclosed Liabilities
         Schedule 3.8        Company Accounts and Notes Receivables
         Schedule 3.9        Company Assets
         Schedule 3.10       Material Contracts, Commitments and Customers
         Schedule 3.11       Company Operating Authority
         Schedule 3.12       Company Bank Account Information
         Schedule 3.13       Company Conduct of Business
         Schedule 3.14       Company Litigation; Orders
         Schedule 3.15       Company Labor Agreements
         Schedule 3.17       Company Insurance
         Schedule 3.18       Company Disposal Sites
         Schedule 3.19       Company Taxes
         Schedule 3.20       Company Employee Benefit Plans
         Schedule 3.21       Company Brokerage Fees and Commissions
         Schedule 5.6        Company Stockholder Guarantees
         Schedule 5.9        Repayment of Advances, Receivables and Loans
         Schedule 5.14       Conduct of Business


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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of August 31, 1999 among Integrated Electrical Services, Inc., a Delaware corporation ("IES"), Britt Rice Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of IES ("Acquisition"), Britt Rice Electric, Inc., a Texas corporation ("Company"), the Britt Rice Company, a sole proprietorship, and Britt Rice, who is the sole stockholder of the Company (the "Company Stockholder") and sole proprietor of the Britt Rice Company.

                                   RECITALS:

                  WHEREAS, the Boards of Directors of IES and the Company have determined that the combination of IES and the Company is in the best interests of the stockholders of IES and the Company, respectively;

                  WHEREAS, the Company Stockholder desires to sell to IES all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, and the Company Stockholder agrees to be bound by a covenant not to compete;

                  WHEREAS, IES desires to acquire such shares of capital stock of the Company as more fully set forth herein and enforce the covenant not to compete;

                  WHEREAS, IES, the Company and the Company Stockholder intends the combination of IES and the Company to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                THE TRANSACTION

         SECTION 1.1. THE TRANSACTION. (a) At the closing of the transactions contemplated by this Agreement (the "Closing") and upon delivery of the documents listed in Section 1.6, at the Effective Time (as hereinafter defined), (i) the Company shall be merged (the "Merger") with and into Acquisition in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and with the Texas Business Corporation Act ("Texas Law"), whereupon the separate existence of the Company shall cease, and Acquisition shall be the surviving corporation (the "Surviving Corporation"), and (ii) all of the Assets (as hereinafter defined) shall be purchased by the Surviving Corporation.

                  (b) Immediately following the delivery of the documents listed in Section 1.6, the Company and Acquisition will file a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State and Articles of Merger with the Texas Secretary of State, and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger).

                  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, assets, powers, privileges, and franchises and be subject to all of the obligations, liabilities, restrictions, and disabilities of the Company and Acquisition, all as provided under Delaware Law.

                  (d) The Closing of the transactions shall take place at the offices of IES in Houston, Texas, at 10:00 a.m., within five (5) business days following the date on which regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") is received or on such other day and time as shall be agreed to by the parties.

         SECTION 1.2. CONVERSION OF SHARES AND ASSET PURCHASE. At the Effective
Time:

                  (a) (i) the shares of common stock, no par value, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time outstanding immediately prior to the Effective Time shall be converted into the right to receive, without interest, an aggregate of 577,386 shares of common stock, $0.01 par value, of IES ("IES Common Stock") and cash consideration of $7,500,000 (collectively, the "Merger Consideration"), and
(ii) the Assets shall be purchased for $1,500,000; and

                  (b) each share of common stock of Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 1.3. SURRENDER AND PAYMENT. At the Effective Time, the Company Stockholder will deliver to IES the certificates listed on Schedule 3.2(a) (the "Certificates") representing all of the outstanding shares of Company Common Stock, and IES will deliver, in exchange therefor, the Merger Consideration to the Company Stockholder in accordance with the written instructions provided in
Schedule 3.2(a). The Certificates will be duly endorsed (or accompanied by a duly executed stock power), with the signature of the Company Stockholder, if not present at the Closing of the Merger, guaranteed by a commercial bank or by a member firm of the New York Stock Exchange.

         SECTION 1.4. WITHHOLDING RIGHTS. The Company Stockholder shall provide an IRS Form W-9 as of the Closing.

         SECTION 1.5. LOST CERTIFICATES. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, IES will issue in exchange


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for such lost, stolen, or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article I.

         SECTION 1.6. OTHER DOCUMENTS TO BE DELIVERED IMMEDIATELY PRIOR TO THE EFFECTIVE TIME.

                  (a) At the Closing and immediately prior to the Effective Time, the Company and the Company Stockholder will deliver to IES:

                           (i) Employment Agreement (the "Employment
         Agreement"), in the form attached hereto as EXHIBIT A, for the following employee of the Company: Britt Rice;

                           (ii) an opinion of counsel to the Company
         Stockholder in the form attached hereto as EXHIBIT B;

                           (iii) a Certificate of the Secretary of the Company in the form attached hereto as EXHIBIT C;

                           (iv) a release executed by the Company Stockholder in the form attached hereto as EXHIBIT D;

                           (v) the resignation of the director of the Company in the form attached hereto as EXHIBIT E;

                           (vi) the minute book and corporate seal of the Company;

                           (vii) letters from the affiliates of the Company in the form attached hereto as EXHIBIT F;

                           (viii) receipts executed by the Company Stockholder in the form attached hereto as EXHIBIT G;

                           (ix) a cross-receipt executed by the Company
         Stockholder in the form attached hereto as EXHIBIT H; and

                           (x) a Bill of Sale executed by the Company
         Stockholder on behalf of the Britt Rice Company sole proprietorship in the form Attached hereto as EXHIBIT J.

                  (b) At the Closing and immediately prior to the Effective Time, IES will deliver to the Company Stockholder:

                           (i) the Employment Agreement executed by a duly authorized representative of IES on behalf of the Surviving Corporation for the employee listed in Section 1.6(a)(i) above;


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                           (ii) an opinion of John F. Wombwell, Esq., Senior
         Vice President, General Counsel and Secretary of IES in the form attached hereto as EXHIBIT I; and

                           (iii) a cross-receipt executed by IES in the form attached hereto as EXHIBIT H.

         SECTION 1.7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY STOCKHOLDER. The obligations of the Company Stockholder to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Company Stockholder:

                  (a) The representations and warranties of IES contained in this Agreement shall be true as of the Closing.

                  (b) All of the obligations of IES to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

                  (c) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of Delaware.

                  (d) All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         SECTION 1.8. CONDITIONS TO THE OBLIGATIONS OF IES. The obligations of IES to consummate the Merger are subject to the fulfillment, at or before the Closing of all of the following conditions, any one or more of which may be waived by IES:

                  (a) The representations and warranties of the Company Stockholder contained in this Agreement shall be true as of the Closing, subject to changes in the Schedules that have been approved in writing by IES.

                  (b) All of the obligations of the Company and the Company Stockholder to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed, including, without limitation, those set forth in Article I hereof.

                  (c) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of Delaware.

                  (d) All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         SECTION 1.9. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing solely:


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                           (i) by mutual consent of IES and the Company
         Stockholder;

                           (ii) by the Company Stockholder, on the one hand, or by IES, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by November 30, 1999, unless the failure of such transactions to be consummated is due to the willful nature of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to the Closing; or

                           (iii) by the Company Stockholder, on the one hand, or by IES, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing or waiver of such default shall not have been made on or before the Closing.

                  (b) The termination of this Agreement will in no way limit any obligation or inability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal costs and out-of-pocket expenses.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

         SECTION 2.1. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Acquisition in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.2. BYLAWS. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.3. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the director of Acquisition at the Effective Time shall be the sole director of the Surviving Corporation and (ii) the officers of the Surviving Corporation shall be as set forth on Schedule 2.3 hereto.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDER

                  The Company Stockholder represents and warrants to IES as follows upon execution of this Agreement and as of the Effective Time:

         SECTION 3.1. ORGANIZATION AND QUALIFICATION. The Company, and each of its subsidiaries, if any, are listed on Schedule 3.1 (the "Subsidiaries"), and each is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and



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has the requisite corporate power to carry on its business as it is now being conducted. The Company, and each of the Subsidiaries, is duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such states in which the Company's or the Subsidiaries' failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.16). Schedule 3.1 contains a list of all jurisdictions in which the Company and each of the Subsidiaries is authorized or qualified to do business. The Company has heretofore delivered to IES true and complete copies of the articles of incorporation and bylaws of the Company and each of the Subsidiaries, in each instance including any amendments thereto, as currently in effect.

         SECTION 3.2. CAPITALIZATION; OWNERSHIP. (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock of which 10,000 shares are issued and outstanding (the "Company Shares"). The Company Shares are all of the issued and outstanding shares of capital stock of the Company and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character (any of the foregoing, a "Commitment") obligating the Company to issue any additional shares of capital stock of the Company, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company. The Company Stockholder owns the number of shares of Company Common Stock set forth on Schedule 3.2(a) attached hereto, free and clear of all Liens (as defined in Section 10.16). The Company Stockholder has full legal right, power and authority to exchange, assign and transfer or cause to be exchanged, assigned or transferred his shares of Company Common Stock. The delivery to IES of the Company Shares pursuant to the terms of this Agreement will transfer valid title thereto, free and clear of all Liens. The Company Stockholder does not or will not have appraisal or similar rights as a result of the consummation of the transactions contemplated by this Agreement.

                  (b) The authorized capital stock of each of the Subsidiaries consists of the number and type of shares of capital stock set forth on
Schedule 3.2(b) (collectively, "Subsidiary Stock"). Schedule 3.2(b) also sets forth the number and type of shares of Subsidiary Stock which are issued and outstanding (collectively, "Subsidiary Shares"), the securities of any other corporation owned by the Company or any of the Subsidiaries, as well as the names of any joint venture, partnership or other noncorporate entity in which the Company or any of the Subsidiaries is a participant. The Subsidiary Shares are all of the issued and outstanding shares of capital stock of the Subsidiaries and are directly or ultimately owned by the Company, free and clear of any Liens, and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Also set forth on
Schedule 3.2(b) is a listing of all names under which the Company and the Subsidiaries have done business, as well as the names of all predecessors of the Company and the Subsidiaries, including the names of any entities from whom the Company or the Subsidiaries previously acquired significant assets. There are, as of the date hereof, no Commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of any such Subsidiaries, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of any such Subsidiary.


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         SECTION 3.3. AUTHORIZATION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Company Stockholder and the Board of Directors of the Company have by unanimous written consent (a) determined that participating in the Merger is in the best interests of the Company and its stockholders and (b) approved this Agreement and the Merger. No other corporate proceedings on the part of the Company or the Company Stockholder are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company and the Company Stockholder of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and the Company Stockholder and constitutes the valid and binding obligation of the Company and the Company Stockholder, enforceable against the Company and the Company Stockholder in accordance with its terms.

         SECTION 3.4. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company or the Company Stockholder, nor the consummation by the Company or the Company Stockholder of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority (as defined in Section 10.16), except (i) the filing of a Certificate of Merger in accordance with Delaware Law and the Articles of merger in accordance with Texas Law, (ii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, which consents and approvals are listed on Schedule 3.4,or (iii) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement or (iv) approvals required pursuant to the HSR Act; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any contract, commitment or similar agreement to which the Company or any of the Subsidiaries is a party, except (i) as set forth on Schedule 3.4 or (ii) for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 3.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, any of the Subsidiaries, or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. The Company is not, and the consummation of the transactions contemplated by this Agreement will not result, in violation of its Articles of Incorporation or Bylaws.

         SECTION 3.5. AFFILIATE RELATIONSHIPS. Except as set forth on Schedule 3.5, neither the Company Stockholder nor any affiliate of the Company Stockholder, and no director, officer, employee or agent of or consultant to the Company or any of the Subsidiaries, owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or any of the Subsidiaries or which the Company or any of the Subsidiaries is operating or using or the use of which is necessary for its business. Also included in
Schedule 3.5 is disclosure of any relationships which the


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


Company Stockholder has, or any director, officer, employee, or agent of or consultant to the Company or any of the Subsidiaries has, with the Company or any of the Subsidiaries or any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the Company or any of the Subsidiaries. The Persons named on Schedule 3.5 are the only Persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act of 1933, as amended (the "1933 Act").

         SECTION 3.6. FINANCIAL STATEMENTS. Attached as Schedule 3.6 are (a) the unaudited consolidated balance sheet, statement of income and statement of cash flows of the Company and the Subsidiaries as of and for the years ended December 31, 1996, 1997, 1998 and June 30, 1999 (the "Company Unaudited Financial Statements"). The Company Unaudited Financial Statements present fairly the consolidated financial position, results of operations, and changes in financial position of the Company and the Subsidiaries as of the respective dates or for the respective periods to which they apply in accordance with United States generally accepted accounting principles, consistently applied ("GAAP").

         SECTION 3.7. UNDISCLOSED LIABILITIES. Schedule 3.7 sets forth an accurate list as of the Company Unaudited Balance Sheet Date (as defined below) of (i) all liabilities of the Company and the Subsidiaries which are reflected in the balance sheet contained in the Company Unaudited Financial Statements and (ii) any liabilities of any kind of the Company or the Subsidiaries which are not reflected in the balance sheet included in the Company Unaudited Financial Statements. Except as set forth on Schedule 3.7 or as reflected, reserved against, or otherwise disclosed in the Company Unaudited Financial Statements, neither the Company nor any of the Subsidiaries had, at the date of the unaudited balance sheet included in the Company Unaudited Financial Statements (the "Company Unaudited Balance Sheet Date") and do not have, at the date hereof, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, that may have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.8. ACCOUNTS AND NOTES RECEIVABLES. Schedule 3.8 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of the accounts and notes receivable of the Company and the Subsidiaries, including receivables from and advances to employees of the Company, employees of the Subsidiaries and the Company Stockholder. Included in Schedule 3.8 is an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company and the Subsidiaries which are classified as current assets on the balance sheet as of the Company Unaudited Balance Sheet Date are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible.

         SECTION 3.9. ASSETS. Schedule 3.9 sets forth an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company as of the Company Unaudited Balance Sheet Date and all other tangible assets of the Company with a value in excess of $5,000 (i) owned by the Company or the Subsidiaries as of the Company Unaudited Balance Sheet Date and (ii) acquired since the Company Unaudited Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company or the Subsidiaries and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company and the Subsidiaries are situated. Schedule 3.9 indicates which assets are currently owned, or were formerly owned, by the Company Stockholder or affiliates of the Company or the Company Stockholder. Except as specifically identified on Schedule 3.9, all of the tangible assets, vehicles and other significant machinery and equipment of the Company and the Subsidiaries listed on Schedule 3.9 are in good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company and the Subsidiaries that are material to the operation of the Company's and the Subsidiaries' business are either owned by the Company or the Subsidiaries or leased under an agreement identified on Schedule 3.9. All leases set forth on
Schedule 3.9 are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms.

                  Schedule 3.9 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company and the Subsidiaries. Schedule 3.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company and the Subsidiaries has devoted effort or expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or the Subsidiaries would require additional expenditures of capital.

                  The Company and the Subsidiaries have good and indefeasible title to the tangible and intangible personal property and the real property owned and used in their business, including the properties identified on
Schedule 3.9, subject to no mortgage, pledge, lien, claim, conditional sales agreement, encumbrance or charge, except for liens reflected on Schedule 3.9, liens for current taxes not yet payable and assessments not in default, easements for utilities serving only the property, and easements, covenants and restrictions and other exceptions to title shown of record in the appropriate public records in the jurisdictions in which the properties, assets and leasehold estates are located, which do not adversely affect the Company's or the Subsidiaries' use of the property.

                  Schedule 3.9 sets forth an accurate list of all of the assets, including goodwill, which are owned by the Britt Rice Company; except for those assets scheduled on Schedule 3.12 (Schedule 3.9, including goodwill, and Schedule 3.12 assets which are owned by the Britt Rice Company shall collectively be referred to as the "Assets").

         SECTION 3.10. MATERIAL CONTRACTS, COMMITMENTS AND CUSTOMERS. Schedule
3.10 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of (i) all material contracts, commitments and similar agreements to which the Company or any of the Subsidiaries is a party or by which they or any of their property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements) and the Company Stockholder has delivered true copies of such agreements to IES and (ii) all customers representing 5% or more of the Company's and the Subsidiaries' revenues, taken as a whole, in any of the periods covered by the Company Unaudited Financial Statements. Except as disclosed on Schedule 3.10, all such agreements are in full force and effect and none of such contracts or agreements unduly burdens or restricts the Company or any of the Subsidiaries in the ordinary course of its business. None of the Company's or the Subsidiaries' customers or suppliers has canceled service or products, as appropriate. Except to the extent set forth on Schedule 3.10, (i) the Company and the Subsidiaries have complied with all material commitments and obligations and are not in default under any contracts and agreements and no notice of default has been received and (ii) none of the Company's or the Subsidiaries' customers listed pursuant to (ii) above has canceled or substantially reduced or is currently attempting or threatening to cancel or substantially reduce its use of the Company's products or services. Except as set forth on Schedule 3.10, neither the Company nor any of the Subsidiaries is now, nor has any of them ever been, a party to any contract subject to price redetermination or renegotiation.

         SECTION 3.11. OPERATING AUTHORITY. The Company and each of the Subsidiaries, as applicable, possess all material governmental licenses, permits, franchises, and other authorizations of any Governmental Authority ("Licenses") that are necessary to the ownership or operation of their business as currently conducted, and all such Licenses are in full force and effect, except where the failure to possess any License or the failure to be in full force and effect is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in any respect relating thereto. No proceeding is pending or, to the Company Stockholder's Knowledge, is threatened seeking the revocation or limitation of any such License that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  Schedule 3.11 sets forth an accurate list and summary description as of the Company Unaudited Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and copyrights related to the assets owned or held by the Company or the Subsidiaries. The Licenses and other rights listed on Schedule 3.11 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule 3.11 and is not in violation of any of the foregoing in any material respect. Except as specifically provided in Schedule 3.11, the consummation of the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

         SECTION 3.12. BANK ACCOUNT INFORMATION. Schedule 3.12 contains an accurate list of the names and addresses of every bank and other financial institution in which the Company or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto.

         SECTION 3.13. CONDUCT OF BUSINESS SINCE COMPANY UNAUDITED BALANCE SHEET DATE. Except as expressly contemplated by this Agreement and except as set forth on Schedule 3.13, since the Company Unaudited Balance Sheet Date, (a) the business and operations of the Company and the Subsidiaries have been conducted in the ordinary and usual course in all material respects in accordance with past practices, (b) neither the Company nor any of the Subsidiaries has paid or declared any dividend on, or made any distribution with respect to, or purchased or redeemed any of its capital stock or paid any bonus to the Company Stockholder and (c) no Company Material Adverse Effect has occurred and is continuing.

         SECTION 3.14. LITIGATION; ORDERS. Except as set forth on Schedule 3.14, as of the date hereof, there are no Actions pending or, to the Company Stockholder's Knowledge, threatened against the Company or any of the Subsidiaries. Except as set forth on Schedule 3.14, as of the date hereof there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any of the Subsidiaries.

         SECTION 3.15. LABOR MATTERS. Except as set forth on Schedule 3.15, there are no agreements with labor unions or associations representing employees of the Company or any of the Subsidiaries. No material work stoppage against the Company or any of the Subsidiaries is pending or, to the Company Stockholder's Knowledge, threatened. Neither the Company nor any of the Subsidiaries has been or is involved in or, to the Company Stockholder's Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company or the Subsidiaries (excluding routine workers' compensation claims) that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.16. COMPLIANCE WITH LAWS. The conduct of the business by the Company and each of the Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws (as hereinafter defined) which are governed solely by Section 3.18), except for violations or failures so to comply, if any, that would not have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.17. INSURANCE. Schedule 3.17 sets forth a list of all insurance policies issued in favor of the Company and the Subsidiaries which relate to their businesses, and all such policies are currently in force and effect. True and complete copies of all such policies have been delivered to IES. A true and complete list of all insurance loss runs and workers' compensation claims received for the past three (3) policy years has been delivered to IES. To the Company Stockholder's Knowledge, the insurance carried by the Company, which the Company Stockholder believes to be adequate in character and amount, and to the Company Stockholder's Knowledge is with financially sound and reputable insurers unaffiliated with the Company Stockholder or the Company. None of such policies is a "claims made" policy. All insurance policies carried by the Company are currently in full force and effect. The Company's insurance has never been canceled, and the Company has never been denied coverage or experienced a substantial increase in premiums or substantial reduction in coverage from one policy period to the next period.

         SECTION 3.18. ENVIRONMENTAL MATTERS. Other than violations that would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Subsidiaries are in compliance with all applicable Environmental Laws. Without limitation of the foregoing, there are no past, existing, pending or, to the Company Stockholder's Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by or to any Governmental Authority relating to any Environmental Laws with respect to the Company or any of the Subsidiaries, except for actions, suits, investigations, inquiries, proceedings, and obligations that would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Company Stockholder's Knowledge (i) there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company which are not listed on Schedule 3.18 and (ii) there is no asbestos or asbestos-containing material present in any of the properties owned by the Company, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company. Neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operations of the Company or the Subsidiaries, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, other than any such notices, permits, or similar authorizations the failure of which to obtain or file is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "release" has the meaning specified in CERCLA (as hereinafter defined), and the term "disposal" (or "disposed") has the meaning specified in RCRA (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Company or any of the Subsidiaries operate, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement. Schedule 3.18 lists all disposal sites that the Company and the Subsidiaries have utilized as of the Company Unaudited Balance Sheet Date.

         SECTION 3.19. TAXES. (a) (i) Except as set forth on Schedule 3.19, the Company and each of the Subsidiaries have filed when due all Company Returns (as defined in Section 10.16), and have, except for Taxes that are being contested in good faith and set forth on Schedule 3.19, timely paid and discharged all Tax obligations shown thereon and adequate reserves have been established on the books of the Company for all Taxes for which the Company is liable but payment is not yet due, (ii) the Company Returns correctly and accurately reflect the facts regarding the income, business and assets, operations, activities, status, or other matters of the Company and the Subsidiaries, and any other information required to be shown thereon, and are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, and (iii) neither the Company nor any of the Subsidiaries has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has either of them executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other governmental agency any agreement now in effect extending the period for assessment or collection of any Taxes against the Company or any of the Subsidiaries. No liens for Taxes exist upon the assets of the Company except liens for Taxes that are not yet due. The Company is not and never has been, subject to Tax in any jurisdiction outside the United States. No litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the Knowledge of the Company or the Company Stockholder, threatened, and no basis which the Company or the Company Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any taxing authority. No issues have been raised and remain pending by any taxing authority in connection with the examination of any return of the Company. All deficiencies asserted and assessments made, if any, as a result of or in connection with any examination have been paid in full or are fully reflected as a liability in the financial statements. The Company is not and never has been party to any Tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper taxing authority. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to or imposed with respect to any such Tax, including penalties for the failure to file any Tax return or report.

                  (b) Except for the group of which the Company is currently the parent, neither the Company nor any of the Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

                  (c) None of the assets of the Company or any of the Subsidiaries is property that the Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former
Section 168(f)(8) of the Code.

                  (d) None of the assets of the Company or any of the Subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                  (e) None of the assets of the Company or any of the Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (f) Neither the Company nor any of the Subsidiaries has agreed to make, nor is any of them required to make, any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (g) Neither the Company nor any of the Subsidiaries has participated in, nor will any of them participate in, an international boycott within the meaning of Section 999 of the Code.

                  (h) Neither the Company nor any of the Subsidiaries has or had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (i) Neither the Company nor any of the Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

                  (j) Neither the Company nor the Company Stockholder is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

                  (k) The Company has not made, is not obligated to make and is not a party to any agreement that would require it to make any payment that is not deductible under Section 280G of the Code.

                  (l) No asset of the Company is subject to any provision of applicable law that eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type.

                  (m) The Company is an "S corporation" as that term is defined in Section 1361(a)(1) of the Code and has never incurred any federal income tax liabilities.

         SECTION 3.20. EMPLOYEE BENEFIT PLANS. (a) Schedule 3.20 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), stock option, stock purchase, incentive, bonus, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, maintained, contributed to, or pursuant to which the Company or any of the Subsidiaries has or may have any liability, whether or not heretofore terminated (all the foregoing being herein called "Company Benefit Plans"). The Company has delivered to IES an accurate list (which is set forth on Schedule 3.20) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) June 30, 1999 and (ii) the date hereof. The Company has provided to IES true, complete and correct copies of any employment agreements for persons listed on
Schedule 3.20. Since June 30, 1999, except as disclosed on Schedule 3.20, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. The Company has made available to IES true, complete, and correct copies of (1) each Company Benefit Plan and any subsequently adopted amendments thereto (or, in the case of unwritten Company Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Company

Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (4) each trust agreement, group annuity contract and service agreement relating to any Company Benefit Plan and (5) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

                  (b) All Company Benefit Plans are and have been administered in compliance with their terms and all applicable laws, including, without limitation, ERISA and the Code, except where the failure to so administer the Company Benefit Plans or to comply with such laws would not have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the Company Stockholder's Knowledge, threatened investigations by any governmental entity, termination proceedings, or other suits or proceedings against or involving any Company Benefit Plan. All such plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to Schedule 3.20. Except as disclosed on Schedule 3.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.20 hereof.

                  (c) All contributions to, and payments from, the Company Benefit Plans required to be made in accordance with the Company Benefit Plans or applicable law have been timely made. All accrued contribution obligations of the Company with respect to any Company Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet in the Company Unaudited Financial Statements.

                  (d) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer's plan" within the meaning of Section 413 of the Code.

                  (e) (i) No "prohibited transaction" (under Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Company Benefit Plan and (ii) there has been no breach of any fiduciary duty with respect to any Company Benefit Plan, other than, in the case of (i) and (ii), those that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f) Neither the Company nor any of the Subsidiaries maintains or contributes to any Company Benefit Plan that could not be unilaterally terminated by the Company or any of the Subsidiaries at any time without liability.

                  (g) Except as set forth on Schedule 3.20, there are no assets of any Company Benefit Plan that are not readily tradeable on a national securities exchange, including the Nasdaq Stock Market.

         SECTION 3.21. BROKERAGE FEES AND COMMISSIONS. Except as set forth on
Schedule 3.21, neither the Company nor the Company Stockholder has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee, or commission in respect of the transactions contemplated by this Agreement for which IES or the Company shall incur any liability.

         SECTION 3.22. TAX TREATMENT. Neither the Company nor, to the Company Stockholder's Knowledge, any of its affiliates has taken, has agreed or failed to take, or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from (a) qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").

         SECTION 3.23. SECTION 368(a)(2)(D) REPRESENTATIONS. The Company and the Company Stockholder hereby represent and warrant the following to be true and correct as of the Effective Time:

                  (a) The fair market value of the IES Common Stock and other consideration received by the Company Stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

                  (b) There is no plan or intention of the Company Stockholder to have IES redeem, or have a party related to IES acquire, shares of IES Common Stock received in the Merger which would reduce the Company Stockholder's ownership of a number of shares of IES Common Stock received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50% of the sum of (i) the value at the Effective Time of all the Company Common Stock held immediately prior to the Merger by the Company Stockholder and (ii) the value at the Effective Time of any other instruments (such as debt of the Company which is guaranteed by the Company Stockholder) which are classified for federal income tax purposes as stock of the Company (collectively, "Shares") and which are held immediately prior to the Merger by the Company Stockholder. For purposes of this representation, Shares outstanding immediately prior to the Merger include Shares redeemed prior to the Merger by reason of this Agreement or otherwise as part of the Merger, and the value of all Shares outstanding immediately prior to the Merger shall be determined with regard to any extraordinary distributions (i.e., distributions with respect to Shares other than regular, normal dividends) by the Company by reason of this Agreement or otherwise as part of the Merger. For purposes of this representation, a party is related to IES if such party and IES would be treated as related parties within the meaning of Treasury Regulations Section 1.368-1(e)(3).

                  (c) Acquisition will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Company Stockholder who receives cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends, if any) made by the Company immediately preceding the Merger, will be included as assets of the Company held immediately prior to the Merger.

                  (d) The liabilities of the Company assumed by Acquisition and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

                  (e) The Company and the Company Stockholder will pay their respective expenses, if any, incurred in connection with the Merger.

                  (f) There is no intercorporate indebtedness existing between IES and the Company or between Acquisition and the Company that was issued, acquired or will be settled at a discount.

                  (g) The Company is not an investment company. For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

                  (h) The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

                  (i) On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                  (j) None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock. None of the shares of IES Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreements, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  (k) The payment of cash in lieu of issuing fractional shares of IES Common Stock is solely for the purpose of avoiding the expense and inconvenience to IES of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company Stockholder instead of issuing fractional shares of IES Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company Stockholder in exchange for his shares of Company Common Stock. The fractional share interests of the Company Stockholder will be aggregated and the Company Stockholder will not receive cash in an amount equal to or greater than the value of one full share of IES Common Stock.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF IES

                  IES represents and warrants to the Company Stockholder as follows:

         SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of IES and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and IES has the requisite corporate power to carry on its business as it is now conducted. IES is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such jurisdictions in which IES' failure to be so qualified is not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect (as defined in Section 10.16).

         SECTION 4.2. CAPITALIZATION. (a) The authorized capital stock of IES consists of 100,000,000 shares of IES Common Stock, 2,655,709 shares of restricted voting common stock and 10,000,000 shares of preferred stock. As of August 11, 1999, there were outstanding 35,672,103 shares of IES Common Stock (including no shares of treasury stock), 2,655,709 shares of restricted voting common stock, and no shares of preferred stock. All outstanding shares of capital stock of IES have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

                  (b) The shares of IES Common Stock to be issued as the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right.

         SECTION 4.3. AUTHORIZATION. The execution, delivery and performance by IES of this Agreement, and the consummation by IES and Acquisition of the transactions contemplated hereby, are within the corporate powers of IES and Acquisition and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by IES and Acquisition and constitutes the valid and binding obligation of IES and Acquisition enforceable against IES and Acquisition in accordance with its terms.

         SECTION 4.4. CONSENTS AND APPROVAL; NO VIOLATION. Neither the execution and delivery of this Agreement by IES and Acquisition, nor the consummation by IES and Acquisition of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of a certificate of merger in accordance with Delaware Law and Articles of Merger in accordance with Texas Law, (ii) compliance with any applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and foreign or state securities or Blue Sky laws,
(iii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, (iv) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement or (v) approvals required pursuant to the HSR Act; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any agreement or other instrument binding upon IES or any of its subsidiaries, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 4.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to IES or any of its subsidiaries or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

         SECTION 4.5. SEC FILINGS. (a) IES has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents (the "IES SEC Filings") required to be filed by it under the 1934 Act and the rules and regulations thereunder.

                           (b) As of its filing date, each IES SEC Filing complied as to form in all material respects with the applicable requirements of the 1934 Act.

                           (c) As of its filing date, each IES SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (d) IES has previously delivered to the Company Stockholder copies of IES' prospectus, dated April 9, 199, as supplemented (the "Prospectus"), as well as a copy of the annual report to shareholders for the year ended September 30, 1998 (the "Annual Report"). As of its date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.6. TAX TREATMENT. Neither IES nor, to IES' Knowledge, any of its affiliates has taken, has agreed or failed to take, or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 5.1. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         SECTION 5.2. CERTAIN FILINGS. The Company and IES shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers.

         SECTION 5.3. PUBLIC ANNOUNCEMENTS. Without the prior consent of the other, which consent shall not be unreasonably withheld, neither the Company nor the Company Stockholder will issue, or permit any agent or affiliate to issue, any press releases or otherwise make or permit any agent or affiliate to make, any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

         SECTION 5.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Acquisition, any other actions and things to consummate the Merger and to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 5.5. NOTICES OF CERTAIN EVENTS. Each of the Company, the Company Stockholder and IES shall promptly notify the other parties hereto of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting such party that relate to the consummation of the transactions contemplated by this Agreement; and

                  (d) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.6. RELEASE FROM GUARANTEES. Following the Effective Time, IES and the Surviving Corporation shall use reasonable efforts to have the Company Stockholder released from the personal guarantees of the Company's indebtedness or bonding identified on Schedule 5.6. In the event that IES cannot obtain releases of any such guarantees on or prior to one hundred and twenty (120) days subsequent to the Effective Time, IES shall pay off or otherwise refinance or retire such indebtedness or bonding.

         SECTION 5.7. FUTURE COOPERATION. The Company, Company Stockholder and IES shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Company Stockholder will cooperate and use his reasonable best efforts to have the present officers, directors and employees of and independent accountants to the Company cooperate with IES at and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time, including, without limitation, consent to the inclusion of any independent auditor's report in documents filed by IES under the 1933 Act or 1934 Act.

         SECTION 5.8. EXPENSES. IES and the Company Stockholder will each pay their own fees, expenses and disbursements of their respective agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendment thereto.

         SECTION 5.9. REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the execution of this Agreement, (i) the Company Stockholder shall repay to the Company all amounts outstanding as advances to or receivables from the Company Stockholder and (ii) the Company shall repay all amounts outstanding under loans to the Company from the Company Stockholder. Such advances, receivables and loans, and the amounts thereof, are listed on Schedule 5.9.

         SECTION 5.10. FIRPTA CERTIFICATE. Each Company Stockholder will deliver to IES a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

         SECTION 5.11. PREPARATION AND FILING OF TAX RETURNS.

                  (a) The Company Stockholder shall file or cause to be filed all tax returns for all taxable periods that end on or before the Closing, but in each case only after IES has reviewed such filings and consented thereto, which consent shall not be unreasonably withheld.

                  (b) IES shall file or cause to be filed all tax returns for all taxable periods ending after the Closing.

                  (c) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any tax returns, amended tax returns or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns.

         SECTION 5.12. ANTITRUST LAW COMPLIANCE. Not later than five (5) business days after the date hereof, (a) the Company, (b) the Company Stockholder and (c) IES shall prepare and file with the United States Department of Justice (the "Department") and the Federal Trade Commission (the "FTC") the notification and report form with respect to the transactions contemplated by this Agreement as required pursuant to the HSR Act. The Company, the Company Stockholder and IES shall each cooperate with the other in preparation of such filings and shall promptly comply with any reasonable request by the Department or the FTC for supplemental information and shall use reasonable efforts to obtain early termination of the waiting period under the HSR Act.

         SECTION 5.13. TAX-FREE ORGANIZATION. IES and the Company Stockholder shall each use reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 5.14. CONDUCT OF BUSINESS PENDING CLOSING. (a) Between the date of this Agreement and the Closing, the Company Stockholder will, and will cause the Company to, except as set forth below on Schedule 5.14:

                           (i) carry on his respective businesses in substantially the same manner as they have heretofore;

                           (ii) use all commercially reasonable efforts to maintain their properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                           (iii) perform in all material respects all of their respective obligations under agreements relating to or affecting their respective assets, properties or rights;

                           (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                           (v) use their commercially reasonable efforts to maintain and preserve their business organization intact, retain their respective present key employees and maintain their respective relationships with suppliers, customers and others having business relations with the Company;

                           (vi) use reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities;

                           (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the Knowledge and consent of IES (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of IES if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

                           (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; and

                           (ix) afford to the officers and authorized representatives of IES reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish IES with such additional financial and operating data and other information as to the business and properties of the Company as IES may from time to time reasonably request.

                  (b) Except as disclosed on Schedule 5.14, between the date hereof and the Closing, the Company will not, without prior written consent of
IES:

                           (i) make any change in its Articles of Incorporation or Bylaws;

                           (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

                           (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem, or otherwise acquire or retire for value any share of its stock;

                           (iv) into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of two percent (2%) of the Company's revenues for fiscal 1997;

                           (v) create, assume or permit to exist any mortgage, pledge or other Lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except with respect to purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of two percent (2%) of the Company's revenues for fiscal 1997 necessary or desirable for the conduct of the businesses of the Company;

                           (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

                           (vii) negotiate for the acquisition of any business or the start-up of any new business;

                           (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                           (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.14 unless specifically listed thereon;

                           (x) amend or terminate any material judgment, permit, license or other right to the Company; or

                           (xi) enter into any other transaction outside the ordinary course of its business or prohibited thereunder.

                  (c) None of the Company Stockholder, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Effective Date or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to, (iii) enter into any agreement or understanding with respect to, (iv) furnish any information to any person other than IES or its authorized agents relating to, or (v) allow to occur, any acquisition, purchase or sale of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

         SECTION 5.15. NOTIFICATION OF CERTAIN MATTERS. The Company Stockholder shall give prompt notice to IES upon obtaining Knowledge of (a) the occurrence or non-occurrence of any event which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate and (b) any failure of the Company Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. IES shall give prompt notice to the Company Stockholder of
(i) the occurrence or non-occurrence of any event which would be likely to cause any representation or warranty of IES contained herein to be untrue or inaccurate and (ii) any failure of IES to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         SECTION 5.16 PURCHASE PRICE ALLOCATION. Within 90 days following the Effective Time, IES, the Surviving Corporation and the Company Stockholder shall act together in good faith to (i) determine and agree upon the amount of the aggregate purchase price (including the assumption of liabilities) with respect to the Assets, and (ii) agree upon the allocation (the "Allocation") of such purchase price among the Assets, which Allocation shall be made in accordance with Section 1060 of the Code and any applicable Treasury Regulations. IES, the Surviving Corporation and the Company Stockholder (i) shall be bound by the Allocation determined pursuant to this Section for purposes of determining any Taxes; (ii) shall prepare and file all Returns to be filed with any taxing authority in a manner consistent with such Allocation;

and (iii) shall take no position inconsistent with such Allocation in any Return, any proceeding before any taxing authority or otherwise.


                                   ARTICLE VI

                                INDEMNIFICATION

                  The Company Stockholder and IES each make the following covenants:

         SECTION 6.1. INDEMNIFICATION BY THE COMPANY STOCKHOLDER. The Company Stockholder covenants and agrees that he will indemnify, defend, protect, and hold harmless IES, the Company, and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives, and affiliates (the "IES Indemnitees") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation) (collectively, "Damages"), as they are incurred, directly or indirectly resulting from, relating to or arising out of:

                  (a) any breach of or inaccuracy in, or any allegation or claim by a third party which, if true, would constitute a breach or inaccuracy in, any representation or warranty set forth herein or in the Schedules or certificates delivered in connection herewith;

                  (b) any breach or non-performance, partial or total, by the Company or the Company Stockholder of any covenant or agreement of the Company (or any affiliate or subsidiary thereof) or the Company Stockholder (or any affiliate or subsidiary thereof) contained in this Agreement; or

                  (c) any actual or threatened violation of or non-compliance with any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action, or plan existing or occurring prior to the Effective Time relating in any way to the assets or the business of the Company or the Subsidiaries (including without limitation the ownership, operation, or use of the Company's or the Subsidiaries' assets and the conduct of the business of the Company and the Subsidiaries prior to the Effective Time; the presence of any underground storage tanks or any hazardous substances or solid waste on, in, under, or affecting all or any portion of the Company's or the Subsidiaries' properties or any surrounding areas, and any release (as defined in CERCLA) or threatened release with respect to such underground storage tanks or hazardous substances or solid waste; and the storage, disposal, or treatment, or transportation for storage, disposal, or treatment, of hazardous substances or solid waste; but excluding any violation of or non-compliance with any Environmental Laws that is attributable solely to a change by IES in the structure, use or condition of any of the Company's or the Subsidiaries' assets after the Effective Time).

         SECTION 6.2. INDEMNIFICATION RELATED TO TAX LIABILITIES. The Company Stockholder shall retain liability, and shall indemnify IES, for the payment of any Tax liabilities with respect to the conduct of the business of the Company or the Subsidiaries during all periods ending as of or prior to the Effective Time.

         SECTION 6.3. INDEMNIFICATION BY IES. IES covenants and agrees that it will indemnify, defend, protect and hold harmless the Company Stockholder (the "Stockholder Indemnitee") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), as they are incurred, directly or indirectly resulting from, relating to or arising out of:

                  (a) any breach of any representation or warranty of IES set forth herein or in the Schedules or certificates delivered in connection herewith; and

                  (b) any breach or non-performance, partial or total, by IES of any covenant or agreement of IES (or any affiliate or subsidiary thereof) contained in this Agreement.

         SECTION 6.4. INDEMNIFICATION PROCEEDINGS. Promptly after a party indemnified pursuant to this Article VI ("Indemnitee") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("third party") or the commencement of any action or proceeding by a third party, the Indemnitee shall promptly, and in any event within 60 days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Indemnitee Claim"), as a condition precedent to the Indemnitee Claim, give written notice to the party or parties from whom indemnification is sought ("Indemnitor") of such claim by the third party. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. In the event of any Indemnitee Claim, Indemnitor, at its option, shall have the right to defend or settle, at its own expense and by its own counsel, any such matter so long as the Indemnitor pursues the same in good faith and diligently. If the Indemnitor undertakes to defend or settle, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee shall cooperate with the Indemnitor and its counsel in the defense thereof and in any settlement thereof. Notwithstanding the foregoing, the Indemnitee shall have the right to participate in any matter through counsel of its own choosing at Indemnitor's own expense; provided that the Indemnitor's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. Except as set forth in the preceding sentence, after the Indemnitor has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnitor diligently pursues such defense, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnitor, in which event the Indemnitee shall be reimbursed by the Indemnitor for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnitor desires to accept a final and complete settlement of any such third party claim and the Indemnitee refuses to consent to any such settlement which contains a complete and irrevocable release of Indemnitee of all current and future claims related to or arising out of the matter in dispute, then the Indemnitor's liability under this Section with respect to such third party claim shall be limited to the amount so offered in settlement by said third party. If the Indemnitor does not undertake to defend such matter to which the Indemnitee is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnitee may undertake such defense through counsel of its choice, at the cost and expense of the Indemnitor, and the Indemnitee may settle such matter, without the consent of the Indemnitor, and the Indemnitor shall immediately reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses incurred (including all legal fees and expenses) by the Indemnitee in connection therewith as such amounts, liabilities, expenses and fees are incurred.

         SECTION 6.5. EXCLUSIVITY OF INDEMNIFICATION. Except in the case of fraud, the indemnification obligations contained within this Article VI shall be the exclusive remedy between the parties.

         SECTION 6.6. INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. The indemnification provided in this Article VI shall be applicable whether or not negligence of the Indemnitee is alleged or proven.

         SECTION 6.7. NO THIRD-PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the IES Indemnitees and the Stockholder Indemnitee and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right, or cause of action upon, any other Person.

                                  ARTICLE VII

                            NONCOMPETITION COVENANTS

         SECTION 7.1. PROHIBITED ACTIVITIES. The Company Stockholder will not, for a period of two (2) years following the Effective Time, directly or indirectly, for himself or on behalf of or in conjunction with any or Person:

                  (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in any business offering any services or products in direct competition with IES or any of its subsidiaries within 100 miles of where IES or any of its subsidiaries conducts business, including any territory serviced by IES or any of its subsidiaries (which subsidiaries, for purposes of this Article VII shall include, without limitation, the Company) (the "Territory");

                  (b) call upon any Person who is, at that time, within the Territory, an employee of IES or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of IES or any of its subsidiaries;

                  (c) call upon any Person who is, at that time, or which has been within one (1) year prior to that time, a customer of IES or any of its subsidiaries within the Territory for the purpose of soliciting or selling services or products in direct competition with IES or any of its subsidiaries within the Territory;

                  (d) call upon any prospective acquisition candidate, on the Company Stockholder's own behalf or on behalf of any competitor in the electrical contracting business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by IES or any subsidiary thereof or for which, to the actual knowledge of the Company Stockholder after inquiry, IES or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

                  (e) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Company Stockholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent (1%) of the capital stock of a business providing services similar to those provided by IES whose stock is publicly traded on a national securities exchange or over the counter.

         SECTION 7.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to IES as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to IES for which it would have no other adequate remedy, the Company Stockholder agrees that the foregoing covenant may be enforced by IES by injunctions, restraining orders, and other equitable actions and agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         SECTION 7.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Article VII impose a reasonable restraint on the Company Stockholder in light of the activities and business of IES on the date of the execution of this Agreement and the current plans of IES; but it is also the intent of IES and the Company Stockholder that such covenants be construed and enforced in accordance with the changing activities, business, and locations of IES and its subsidiaries throughout the term of this covenant. During the term of this covenant, if IES or one of its subsidiaries engages in new and different activities, enters a new business, or establishes new locations for its current activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor, then the Company Stockholder will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new activities or business within 100 miles of its then-established operating location(s) through the term of these covenants, unless the Company Stockholder was conducting such new business prior to any IES Company conducting such new business.

         SECTION 7.4. SEVERABILITY; REFORMATION. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Article VII are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         SECTION 7.5. MATERIAL AND INDEPENDENT COVENANTS. The Company Stockholder acknowledges that his agreements with the covenants set forth in this Article VII are material conditions to IES' agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Article VII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Company Stockholder against IES or one of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by IES of such covenants. It is specifically agreed that the two (2) year period during which the agreements and covenants of the Company Stockholder made in this Article VII shall survive shall be computed by excluding from such computation any time during which the Company Stockholder is in violation of any provision of this Article VII. The covenants contained in this Article VII shall not be affected by any breach of any other provision hereof by any party hereto.

         SECTION 7.6. MATERIALITY. The Company and the Company Stockholder hereby agree that this covenant is a material and substantial part of this transaction.

                                  ARTICLE VIII

                APPLICABLE SECURITIES LAWS/TRANSFER RESTRICTIONS

         SECTION 8.1. COMPANY STOCKHOLDER'S REPRESENTATIONS AND WARRANTIES CONCERNING SECURITIES. As of the date hereof (which is the same date as the Effective Time), the Company Stockholder hereby makes the following representations and warranties to and for the benefit of IES: (i) that the Company Stockholder has been provided with copies of the Prospectus and annual report and have been provided as much time and opportunity as he deemed appropriate to review and study such Prospectus, and to consult with IES regarding the merits and risks of the transactions contemplated by this Agreement; (ii) that the Company Stockholder has had adequate opportunity to ask questions of and receive answers from the officers of IES pertaining to the purchase of the IES Common Stock pursuant to the Merger, and (iii) all such questions have been answered to the satisfaction of the Company Stockholder. The Company Stockholder is able to bear the economic risk of an investment in the IES Common Stock and can afford to sustain a total loss of such investment. The Company Stockholder has such knowledge and experience in financial and business matters that it, she or he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its, her or his own interests in connection with the acquisition of the IES Common Stock pursuant hereto.

         SECTION 8.2. TRANSFER RESTRICTIONS. Unless otherwise agreed by IES, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 8.2 (or trusts for the benefit of the Company Stockholder or family members, or trust in which the Company Stockholder is both the grantor and the beneficiary, the trustees of which so agree), the Company Stockholder shall not sell, assign, exchange, transfer, appoint, or otherwise dispose of any shares of IES Common Stock received by the Company Stockholder pursuant to this Agreement. The restriction set forth in this Section 8.2 shall expire with respect to 25% of the IES Common Stock on each of the first four anniversaries of the date of this Agreement. The certificates evidencing the IES Common Stock delivered to the Company Stockholder pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as IES may deem necessary or appropriate:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF IES, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE DATES SPECIFIED IN THE AGREEMENT. FOLLOWING SUCH DATES THE ISSUER AGREES TO REMOVE THE RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE.

                                   ARTICLE IX

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         SECTION 9.1. GENERAL. The Company Stockholder recognizes and acknowledges that he had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company or the Surviving Corporation, such as lists of customers or employees, operational policies, and pricing and cost policies that are valuable, special, and unique assets of the Company and will be valuable, special, and unique assets of the Surviving Corporation. The Company Stockholder agrees that he will not disclose such confidential information to any Person for any purpose or reason whatsoever (except such information as the Company Stockholder may be required to disclose to any Governmental Authority or to authorized representatives of
IES). In the event of a breach or threatened breach by the Company Stockholder of the provisions of this Section, IES shall be entitled to an injunction restraining the Company Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting IES from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         SECTION 9.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company, the Surviving Corporation, and/or IES would have no other adequate remedy, the Company Stockholder agrees that the foregoing covenants may be enforced against him by injunctions, restraining orders, and other equitable actions and agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         SECTION 9.3. NON-PUBLIC INFORMATION. The Company Stockholder hereby acknowledges that if he becomes aware of "material non-public information" (as defined under applicable securities laws) regarding IES, that he will be required, under applicable securities laws, to refrain from trading in IES securities or disclosing any such information while such information is non-public. The Company Stockholder further agrees to communicate such requirement to all personnel of the Company, the Surviving Corporation or others, having knowledge of such "material non-public information" regarding IES.

         SECTION 9.4. SURVIVAL. The obligations of the parties under this
Article IX shall survive the termination of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

         SECTION 10.2. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations, or warranties, either written or oral, between the parties other than those set forth or referred to herein.

         SECTION 10.3. EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 10.4. NOTICES. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.

                  If to IES or Acquisition, to:

                           Integrated Electrical Services, Inc.
                           515 Post Oak Blvd., Suite 450
                           Houston, Texas 77027
                           Attention: John F. Wombwell
                           Fax Number: (713) 860-1599
                  if to the Company or the Company Stockholder, to:

                           Britt Rice Electric, Inc.
                           3002-D Longmire
                           College Station, Texas 77845
                           Attention:  Britt Rice

         SECTION 10.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except IES or Acquisition may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve IES or Acquisition of its obligations hereunder. This Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty, or covenant contained herein.

         SECTION 10.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties. The representations and warranties shall survive for a period of twenty-four months after the Effective Time; except that the representations and warranties shall not be limited with respect to Section 3.2, Section 3.18 or Section 3.19, pending claims and fraudulent misrepresentations or fraudulent acts.

         SECTION 10.7. HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         SECTION 10.8. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         SECTION 10.9. CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules or Exhibits is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule or Exhibit is or is not material for purposes of this Agreement. It is agreed that neither party shall allege that a provision of this Agreement shall be construed against a party because such party drafted such provision.

         SECTION 10.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

         SECTION 10.11. JURISDICTION. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may only be instituted in any state or federal court in Harris County, Houston, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section
10.4. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

         SECTION 10.12. INTENTIONALLY OMITTED.

         SECTION 10.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.14. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

         SECTION 10.15. MUTUAL INDEMNIFICATION AGAINST CLAIMS OF BROKERS. Each party agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such party.

         SECTION 10.16. DEFINITIONS AND USAGE. For the purposes of this
Agreement:

                  "368 Reorganization" shall have the meaning specified in
Section 3.22.

                  "1933 Act" shall have the meaning specified in Section 3.5.

                  "1934 Act" shall have the meaning specified in Section 4.4.

                  "Acquisition" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Actions" shall mean any actions, suits, arbitrations, inquiries, proceedings or investigations by or before any Governmental Authority.

                  "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Agreement" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

                  "Allocation" shall have the meaning specified in Section
         5.16.

                  "Annual Report" shall have the meaning specified in Section 4.5(d).

                  "Assets" shall have the meaning specified in Section 3.9.

                  "CERCLA" shall have the meaning specified in Section 3.18.

                  "Certificates" shall have the meaning specified in Section
         1.3.

                  "Certificate of Merger" shall have the meaning specified in
         Section 1.1(b).

                  "Closing" shall have the meaning specified in Section 1.1(d).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Commitment" shall have the meaning specified in Section
         3.2(a).

                  "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Company Benefit Plans" shall have the meaning specified in
         Section 3.20(a).

                  "Company Common Stock" shall have the meaning specified in
         Section 1.2(a).

                  "Company Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  "Company Pension Plans" shall have the meaning specified in
         Section 3.20(a).

                  "Company Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by the Company or the Subsidiaries in respect of Taxes, and the term "Company Return" means any one of the foregoing Company Returns.

                  "Company Shares" shall have the meaning specified in Section 3.2(a).

                  "Company Stock" shall have the meaning specified in Section 1.2(a).

                  "Company Stockholder" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Company Unaudited Balance Sheet Date" shall have the meaning specified in Section 3.7.

                  "Company Unaudited Financial Statements" shall have the meaning specified in Section 3.6.

                  "Damages" shall have the meaning specified in Section 6.1.

                  "Delaware Law" shall have the meaning specified in Section 1.1(a).

                  "Department" shall have the meaning specified in Section
         5.13.

                  "disposal" or "disposed" shall have the meaning specified in
         Section 3.18.

                  "Effective Time" shall have the meaning specified in Section 1.1(b).

                  "Employment Agreement" shall have the meaning specified in
         Section 1.6(a)(i).

                  "Environmental Laws" shall have the meaning specified in
         Section 3.18.

                  "ERISA" shall have the meaning specified in Section 3.20(a).

                  "FTC" shall have the meaning specified in Section 5.13.

                  "GAAP" shall have the meaning specified in Section 3.6.

                  "Governmental Authority" shall mean (a) the United States of America, (b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America.

                  "HSR Act" shall have the meaning specified in Section 1.1(d).

                  "IES" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "IES Common Stock" shall have the meaning specified in
         Section 1.2(a).

                  "IES Indemnitees" shall have the meaning specified in Section 6.1.

                  "IES Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of IES and its subsidiaries, taken as a whole.

                  "IES SEC Filings" shall have the meaning specified in Section 4.5(a).

                  "Indemnitee" shall have the meaning specified in Section 6.4.

                  "Indemnitee Claim" shall have the meaning specified in
         Section 6.4.

                  "Indemnitor" shall have the meaning specified in Section 6.4.

                  "Knowledge" when used in relation to any Person shall mean the actual (but not constructive) knowledge of such Person or such Person's officers after reasonable inquiry.

                  "Licenses" shall have the meaning specified in Section 3.11.

                  "Liens" shall mean all liens, mortgages, security interests, pledges, equities, claims, options, and other encumbrances of any kind.

                  "Merger" shall have the meaning specified in Section 1.1(a).

                  "Merger Consideration" shall have the meaning specified in
         Section 1.2(a).

                  "officer" means in the case of IES and the Company, any executive officer of IES or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

                  "Prospectus" shall have the meaning specified in Section
         4.5(d).

                  "Qualified Plans" shall have the meaning set forth in Section 3.20(b).

                  "RCRA" shall have the meaning specified in Section 3.18.

                  "release" shall have the meaning specified in Section 3.18.

                  "SEC" shall have the meaning specified in Section 4.5.

                  "Shares" shall have the meaning specified in Section 3.23(b).

                  "Stockholder Indemnitee" shall have the meaning specified in
         Section 6.3.

                  "Subsidiaries" shall have the meaning specified in Section
         3.1.

                  "subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

                  "Subsidiary Shares" shall have the meaning specified in
         Section 3.2(b).

                  "Subsidiary Stock" shall have the meaning specified in
         Section 3.2(b).

                  "Surviving Corporation" shall have the meaning specified in
         Section 1.1(a).

                  "Tax" or "Taxes" shall have the meaning specified in Section 3.19(a).

                  "Territory" shall have the meaning specified in Section
         7.1(a).

                  "Texas Law" shall have the meaning specified in Section
         1.1(a).

                  "third party" shall have the meaning specified in Section
         6.4.

                  A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     INTEGRATED ELECTRICAL SERVICES, INC.


                                     By: /s/ John F. Wombwell
                                        ---------------------------------------
                                        John F. Wombwell, Senior Vice President



                                     BRITT RICE ACQUISITION CORPORATION


                                     By: /s/ John F. Wombwell
                                        ---------------------------------------
                                          John F. Wombwell, Assistant Secretary


                                     BRITT RICE ELECTRIC, INC.


                                     By: /s/ Britt Rice
                                        ---------------------------------------
                                        Britt Rice, President


                                         /s/ Britt Rice
                                        ---------------------------------------
                                        Britt Rice, Company Stockholder



                                     BRITT RICE COMPANY


                                     By: /s/ Britt Rice
                                        ---------------------------------------
                                        Britt Rice, sole proprietor